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                                                                    Exhibit 23.3


                         KEGLER, BROWN, HILL & RITTER

                               December 19, 1997



Porex Corporation
Attn:  Charles A. Mele, Esq.
669 River Drive Center 2
Elmwood Park, NJ  07407-1361


Gentlemen:

        We hereby consent to the reference to our firm under the heading "Legal Matters" in Amendment 1 to the Registration Statement on Form S-1 for Porex Corporation and to file this Consent as an Exhibit to such Registration Statement. We also consent to all references to our firm included in such Registration Statement.

                        VERY TRULY YOURS,

                        KEGLER, BROWN, HILL & RITTER CO., L.P.A.


                        By: /s/ Jack A. Bjerke
                           -------------------------------------
                           Jack A. Bjerke, Vice President

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